Exhibit 99.1
Stacey Dwyer, EVP
301 Commerce Street, Ste. 500, Fort Worth, Texas 76102
817-390-8200
November 20, 2009
D.R. HORTON, INC., AMERICA’S BUILDER, REPORTS FOURTH QUARTER AND FISCAL 2009 RESULTS AND DECLARES QUARTERLY DIVIDEND
     FORT WORTH, TEXAS — D.R. Horton, Inc. (NYSE:DHI), America’s Builder, today reported a net loss for its fourth fiscal quarter ended September 30, 2009 of $231.9 million, or $0.73 per diluted share. The quarterly results included $192.6 million in pre-tax charges to cost of sales for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. The net loss for the same quarter of fiscal 2008 was $799.9 million, or $2.53 per diluted share, which included $1.1 billion in pre-tax charges to cost of sales for impairments of owned inventory and land and lots that were sold during the quarter and for write-offs of deposits and pre-acquisition costs related to land option contracts.
     Homebuilding revenue for the fourth quarter of fiscal 2009 totaled $1.0 billion, compared to $1.8 billion in the same quarter of fiscal 2008. Homes closed totaled 4,810, compared to 6,961 homes closed in the same quarter of fiscal 2008.
     For the fiscal year ended September 30, 2009, the Company reported a net loss of $545.3 million, or $1.72 per diluted share. The fiscal year results included pre-tax charges to cost of sales of $407.7 million for inventory impairments and write-offs of deposits and pre-acquisition costs related to land option contracts that the Company does not intend to pursue. The net loss for fiscal 2008 was $2.6 billion, or $8.34 per diluted share, which included $2.5 billion in pre-tax charges to cost of sales for impairments of owned inventory and land and lots that were sold during the year and for write-offs of deposits and pre-acquisition costs related to land option contracts.
     Homebuilding revenue for fiscal 2009 totaled $3.6 billion, compared to $6.5 billion for fiscal 2008. Homes closed in fiscal 2009 totaled 16,703 homes, compared to 26,396 homes closed in fiscal 2008.

     The Company’s sales backlog of homes under contract at September 30, 2009 was 5,628 homes ($1.1 billion), compared to 5,297 homes ($1.2 billion) at September 30, 2008. Net sales orders for the fourth quarter ended September 30, 2009 totaled 5,008 homes ($1.0 billion), compared to 3,977 homes ($852.3 million) for the same quarter of fiscal 2008. The Company’s cancellation rate (cancelled sales orders divided by gross sales orders) for the fourth quarter of fiscal 2009 was 27%. Net sales orders for fiscal 2009 were 17,034 homes ($3.5 billion), compared to 21,251 homes ($4.7 billion) for fiscal 2008.
     The Company’s homebuilding cash balance at September 30, 2009 was $1.9 billion. Net cash provided by operating activities for fiscal 2009 was $1.1 billion, compared to $1.9 billion in fiscal 2008.
     In the fourth quarter, the Company repurchased a total of $72.0 million principal amount of its outstanding notes for a total purchase price of $72.4 million, plus accrued interest. For the fiscal year, the Company repurchased a total of $380.3 million principal amount of its outstanding notes for a total purchase price of $368.0 million, plus accrued interest.
     The Company has declared a quarterly cash dividend of $0.0375 per share. The dividend is payable on December 15, 2009 to stockholders of record on December 4, 2009.
     Donald R. Horton, Chairman of the Board, said, “Our net sales orders in the September quarter reflected a 26% increase compared to the prior year quarter. However, market conditions in the homebuilding industry are still challenging, characterized by rising foreclosures, high inventory levels of available homes, increasing unemployment, tight credit for homebuyers and weak consumer confidence. We have continued to adjust our business to the current homebuilding environment by reducing our owned lot position and completed specs, controlling costs and strengthening our balance sheet.
     “We have generated positive cash flow from operations in each of the past thirteen quarters, and our unrestricted homebuilding cash balance was $1.9 billion at September 30, 2009. Our net homebuilding debt to total capitalization was 36.3% at the end of the fiscal year, and we will continue to focus on maintaining our strong liquidity position and balance sheet.”

     The Company will host a conference call today (Friday, November 20th) at 10:00 a.m. Eastern time. The dial-in number is 800-374-9096, and the call will also be webcast from www.drhorton.com on the “Investor Relations” page.
     D.R. Horton, Inc., America’s Builder, is one of the largest homebuilders in the United States, delivering more than 16,000 homes in its fiscal year ended September 30, 2009. Founded in 1978 in Fort Worth, Texas, D.R. Horton has operations in 75 markets in 27 states in the East, Midwest, Southeast, South Central, Southwest and West regions of the United States. The Company is engaged in the construction and sale of high quality homes with sales prices ranging from $90,000 to over $700,000. D.R. Horton also provides mortgage financing and title services for homebuyers through its mortgage and title subsidiaries.
     Portions of this document may constitute “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Although D.R. Horton believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. All forward-looking statements are based upon information available to D.R. Horton on the date this release was issued. D.R. Horton does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements in this release include our continued focus on maintaining our strong liquidity position and balance sheet. Factors that may cause the actual results to be materially different from the future results expressed by the forward-looking statements include, but are not limited to: the continuing downturn in the homebuilding industry, including further deterioration in industry or broader economic conditions, such as increasing unemployment and worsening of consumer confidence; the continuing constriction of the credit markets, which could limit our ability to access capital and increase our costs of capital; the reduction in availability of mortgage financing and potential increases in mortgage interest rates; the limited success of our strategies in responding to adverse conditions in the industry; a return of an inflationary environment; changes in general economic, real estate, construction and other business conditions; the risks associated with our inventory ownership position in changing market conditions; supply risks for land, materials and labor; changes in the costs of owning a home; the effects of governmental regulations and environmental matters on our homebuilding operations; the effects of governmental regulations on our financial services operations; the uncertainties inherent in home warranty and construction defect claims matters; our substantial debt and our ability to comply with related debt covenants, restrictions and limitations; competitive conditions within our industry; our ability to effect any future growth strategies successfully; our ability to realize our deferred tax asset; and our utilization of our tax losses could be substantially limited if we experienced an ownership change as defined in the Internal Revenue Code. Additional information about issues that could lead to material changes in performance is contained in D.R. Horton’s annual report on Form 10-K and most recent quarterly report on Form 10-Q, which are filed with the Securities and Exchange Commission.
WEBSITE ADDRESS: www.drhorton.com

D.R. HORTON, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	September 30,
	2009	2008
	(In millions)
ASSETS
Homebuilding:
Cash and cash equivalents	$1,922.8	$1,355.6
Restricted cash	55.2	2.0
Inventories:
Construction in progress and finished homes	1,444.9	1,681.6
Residential land and lots — developed and under development	1,641.3	2,409.6
Land held for development	562.5	531.7
Land inventory not owned	14.3	60.3

	3,663.0	4,683.2
Income taxes receivable	293.1	676.2
Deferred income taxes, net of valuation allowance of $1,124.4 million and $961.3 million at September 30, 2009 and 2008, respectively	—	213.5
Property and equipment, net	57.8	65.9
Other assets	436.5	486.5
Goodwill	15.9	15.9

	6,444.3	7,498.8

Financial Services:
Cash and cash equivalents	34.5	31.7
Mortgage loans held for sale	220.8	352.1
Other assets	57.0	68.0

	312.3	451.8

	$6,756.6	$7,950.6

LIABILITIES
Homebuilding:
Accounts payable	$216.8	$254.0
Accrued expenses and other liabilities	932.0	1,055.9
Notes payable	3,208.6	3,544.9

	4,357.4	4,854.8

Financial Services:
Accounts payable and other liabilities	62.1	27.5
Mortgage repurchase facility	68.7	203.5

	130.8	231.0

	4,488.2	5,085.8

Minority interests	8.8	30.5

STOCKHOLDERS’ EQUITY
Common stock	3.2	3.2
Additional capital	1,734.4	1,716.3
Retained earnings	617.7	1,210.5
Treasury stock, at cost	(95.7)	(95.7)

	2,259.6	2,834.3

	$6,756.6	$7,950.6

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(In millions, except per share data)
Homebuilding:
Revenues:
Home sales	$1,010.6	$1,544.5	$3,563.6	$6,164.3
Land/lot sales	3.7	209.2	40.3	354.3

	1,014.3	1,753.7	3,603.9	6,518.6

Cost of sales:
Home sales	884.6	1,376.0	3,096.1	5,473.1
Land/lot sales	2.3	206.1	34.9	324.2
Inventory impairments and land option cost write-offs	192.6	1,074.6	407.7	2,484.5

	1,079.5	2,656.7	3,538.7	8,281.8

Gross profit (loss):
Home sales	126.0	168.5	467.5	691.2
Land/lot sales	1.4	3.1	5.4	30.1
Inventory impairments and land option cost write-offs	(192.6)	(1,074.6)	(407.7)	(2,484.5)

	(65.2)	(903.0)	65.2	(1,763.2)

Selling, general and administrative expense	134.8	175.7	523.0	791.8
Goodwill impairment	—	79.4	—	79.4
Interest expense	26.8	16.1	95.7	39.0
Loss (gain) on early retirement of debt	0.5	—	(3.9)	2.6
Other (income)	(4.1)	(2.1)	(12.8)	(9.1)

Operating loss from Homebuilding	(223.2)	(1,172.1)	(536.8)	(2,666.9)

Financial Services:
Revenues, net of recourse expense and reinsurance expense	14.6	28.7	53.7	127.5
General and administrative expense	19.6	23.7	78.1	100.1
Interest expense	0.3	1.0	1.5	3.7
Interest and other income	(2.4)	(2.9)	(10.4)	(11.4)

Operating income (loss) from Financial Services	(2.9)	6.9	(15.5)	35.1

Loss before income taxes	(226.1)	(1,165.2)	(552.3)	(2,631.8)
Provision for (benefit from) income taxes	5.8	(365.3)	(7.0)	1.8

Net loss	$(231.9)	$(799.9)	$(545.3)	$(2,633.6)

Basic and Diluted:
Net loss per share	$(0.73)	$(2.53)	$(1.72)	$(8.34)

Weighted average number of common shares	317.2	316.6	316.9	315.7

Other Consolidated Financial Data:
Interest amortized to home and land/lot cost of sales	$33.7	$49.8	$122.8	$227.9

Depreciation and amortization	$5.1	$11.1	$25.7	$53.2

Interest incurred	$47.3	$59.8	$198.3	$240.4

D.R. HORTON, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Fiscal Year Ended
	September 30,
	2009	2008
	(In millions)
Operating Activities
Net loss	$(545.3)	$(2,633.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25.7	53.2
Amortization of debt discounts and fees	6.4	7.2
Stock option compensation expense	13.7	13.5
Deferred income taxes	213.5	650.3
(Gain) loss on early retirement of debt	(3.9)	2.6
Inventory impairments and land option cost write-offs	407.7	2,484.5
Goodwill impairment	—	79.4
Changes in operating assets and liabilities:
Decrease in construction in progress and finished homes	180.0	1,304.6
Decrease in residential land and lots — developed, under development, and held for development	397.0	835.1
Decrease (increase) in other assets	34.1	(248.8)
Decrease (increase) in income taxes receivable	383.1	(676.2)
Decrease in mortgage loans held for sale	131.3	171.4
Decrease in accounts payable, accrued expenses and other liabilities	(102.1)	(166.7)

Net cash provided by operating activities	1,141.2	1,876.5

Investing Activities
Purchases of property and equipment	(6.2)	(6.6)
(Increase) decrease in restricted cash	(53.2)	3.4

Net cash used in investing activities	(59.4)	(3.2)

Financing Activities
Proceeds from notes payable	487.5	321.5
Repayment of notes payable	(956.2)	(944.6)
Proceeds from stock associated with certain employee benefit plans	4.4	9.5
Cash dividends paid	(47.5)	(142.0)

Net cash used in financing activities	(511.8)	(755.6)

Increase in Cash and Cash Equivalents	570.0	1,117.7
Cash and cash equivalents at beginning of year	1,387.3	269.6

Cash and cash equivalents at end of year	$1,957.3	$1,387.3

D.R. HORTON, INC.
($’s in millions)
NET SALES ORDERS

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2009		2008		2009		2008
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	495	$114.3	377	$80.6	1,519	$353.7	1,602	$396.3
Midwest	356	96.5	488	93.7	1,198	323.5	1,633	425.3
Southeast	1,020	181.7	649	129.2	3,107	560.8	3,235	637.6
South Central	1,755	298.2	1,370	245.1	6,074	1,045.9	7,266	1,293.3
Southwest	394	66.0	129	25.9	1,849	314.9	2,982	551.6
West	988	270.5	964	277.8	3,287	899.6	4,533	1,373.1

	5,008	$1,027.2	3,977	$852.3	17,034	$3,498.4	21,251	$4,677.2

HOMES CLOSED

	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2009		2008		2009		2008
	Homes	Value	Homes	Value	Homes	Value	Homes	Value
East	435	$105.3	572	$139.0	1,447	$345.3	2,309	$584.8
Midwest	394	103.5	603	134.0	1,137	310.0	1,905	525.8
Southeast	862	153.9	875	181.0	2,921	547.5	3,650	781.6
South Central	1,514	262.7	2,103	378.2	5,745	1,007.7	7,960	1,430.1
Southwest	511	89.8	1,260	235.3	2,135	394.2	5,309	1,066.5
West	1,094	295.4	1,548	477.0	3,318	958.9	5,263	1,775.5

	4,810	$1,010.6	6,961	$1,544.5	16,703	$3,563.6	26,396	$6,164.3

SALES ORDER BACKLOG

	As of September 30,
	2009		2008
	Homes	Value	Homes	Value
East	559	$126.6	487	$118.2
Midwest	389	105.0	328	91.6
Southeast	969	179.0	783	165.7
South Central	2,328	397.5	1,999	359.4
Southwest	526	91.4	812	170.6
West	857	242.5	888	301.9

	5,628	$1,142.0	5,297	$1,207.4